Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT:

Name	Place of incorporation and kind of legal entity	Effective interest held(%)
Lasting Wisdom Holdings Limited	British Virgin Island, a limited liability company	100

Pukung Limited	Hong Kong, a limited liability company	100

Beijing Xinrongxin Industrial Development Co., Ltd.	The PRC, a limited liability company	100

Boyi (Liaoning) Technology Co., Ltd	The PRC, a limited liability company	100

Dalian Boyi Technology Co., Ltd	The PRC, a limited liability company	100

Chongqing Guanzan Technology Co., Ltd.	The PRC, a limited liability company	100

Chongqing Shude Pharmaceutical Co., Ltd.	The PRC, a limited liability company	95

Chongqing Lijiantang Pharmaceutical Co., Ltd.	The PRC, a limited liability company	100

Bimai Pharmaceutical (Chongqing) Co., Ltd.	The PRC, a limited liability company	Investment holding	100

Chongqing Guoyitang Hospital Co., Ltd.	The PRC, a limited liability company	Hospital in the PRC	100

Chongqing Huzhongtang Healthy Technology Co., Ltd.	The PRC, a limited liability company	Wholesale distribution of generic drugs in the PRC	100

Chaohu Zhongshan Minimally Invasive Hospital Co.,Ltd.	The PRC, a limited liability company	Hospital in the PRC	100

Yunnan Yuxi Minkang Hospital Co., Ltd.	The PRC, a limited liability company	Hospital in the PRC	100

Wuzhou Qiangsheng Hospital Co., Ltd.	The PRC, a limited liability company	Hospital in the PRC	100

Suzhou Eurasia Hospital Co., Ltd.	The PRC, a limited liability company	Hospital in the PRC	100

Bimai Hospital Management (Chongqing) Co. Ltd	The PRC, a limited liability company	Hospital management in the PRC	100

Pusheng Pharmaceutical Co., Ltd	The PRC, a limited liability company	Wholesale distribution of generic drugs in the PRC	100

Chongqing Zhuoda Pharmaceutical Co., Ltd(“Zhuoda”)	The PRC, a limited liability company	Wholesale distribution of generic drugs in the PRC	100

Chongqing Qianmei Medical Devices Co., Ltd (“Qianmei”)	The PRC, a limited liability company	Wholesale distribution of medical devices in the PRC	100